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                                                                    EXHIBIT j(2)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
AIM Advisor Funds, Inc.:

We consent to the use of our report for the AIM Advisor Funds, Inc. portfolio dated September 1, 2000 and to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.


/s/ KPMG LLP

Houston, Texas
May 21, 2002